UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2010

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., unless the context otherwise provides.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 11, 2010, we held our 2010 Annual Meeting of Stockholders, and below are descriptions of the two matters voted upon and the votes received.

1. Director Election

As set forth below, the nine director nominees were all elected as directors to our Board to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal. The voting results with respect to the election of directors are as follows:

Director Nominee	For	Withheld	Broker Non-Votes
Jack Lief	38,951,289	1,042,947	39,967,373
Dominic P. Behan, Ph.D.	39,496,168	498,068	39,967,373
Donald D. Belcher	37,791,712	2,202,524	39,967,373
Scott H. Bice	38,807,506	1,186,730	39,967,373
Harry F. Hixson, Jr., Ph.D.	37,303,018	2,691,218	39,967,373
Tina S. Nova, Ph.D.	38,557,380	1,436,856	39,967,373
Phillip M. Schneider	39,516,074	478,162	39,967,373
Christine A. White, M.D.	39,235,850	758,386	39,967,373
Randall E. Woods	38,827,008	1,167,228	39,967,373

2. Ratification of the Appointment of Ernst & Young LLP

Stockholders ratified the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2010, and the voting results are as follows:

Votes for approval	78,781,530
Votes against approval	760,389
Abstentions	419,690
Broker non-votes	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2010	Arena Pharmaceuticals, Inc.

	By:	/S/ STEVEN W. SPECTOR
Steven W. Spector
Senior Vice President, General Counsel and Secretary